EXHIBIT 10.82

AMENDMENT NO. 19
TO THE
POSTSCRIPT SOFTWARE DEVELOPMENT LICENSE
AND SUBLICENSE AGREEMENT
BETWEEN
ADOBE SYSTEMS INCORPORATED
AND
PEERLESS SYSTEMS CORPORATION

Effective Date: April 1, 2004

          This Amendment No. 19 (the “Amendment”) to the PostScript Software Development License and Sublicense Agreement dated July 23, 1999 (the “Agreement”) is between Adobe Systems Incorporated, a Delaware corporation having a place of business at 345 Park Avenue, San Jose, CA 95110 (“Adobe”) and Peerless Systems Corporation, a Delaware corporation, having a place of business at 2381 Rosecrans Avenue, El Segundo, California 90245 (“Peerless”).

          WHEREAS, the purpose of this Amendment is to (i) permit distribution of Disabled (as defined below) Licensed Systems as well as Enabled (as defined below) Licensed Systems; (ii) revise the point at which Licensed System royalties accrue from the time of distribution to the point at which OEM Customer distributes an Enabled Licensed System or the time at which a previously distributed Disabled Licensed System becomes Enabled, as applicable; and (iii) specify the Font Programs that are and are not permitted to be distributed with Disabled Licensed Systems.

          NOW, THEREFORE, the parties agree as follows:

          1. A new Paragraph 2.14 (“Disabled Licensed System”) is added hereto to read as follows:

          “2.14 Disabled Licensed System. Peerless may authorize its OEM Customers to distribute Roman Versions of Licensed Systems (as that term is defined in Paragraph 8.3 of the Agreement) in a “Disabled” condition without incurring a payment obligation to Adobe unless and until the Disabled Licensed System is “Enabled” through the use of an “Access Mechanism”. An “Access Mechanism” means any mechanism designed to restrict access and use of the Adobe Software and Font Programs (including mechanisms such as dongles, access key codes, and other appropriate technological access control methods). “Disabled” means that the Adobe Software and Font Programs in the Licensed System are disabled with an effective mechanism to ensure that an End User is unable to access and use the functionality normally provided by the Adobe Software or use the Font Programs except by way of an Access Mechanism. “Enabled” means that an End User has access to use of the functionality normally provided by the Adobe Software and the Font Programs as included with the Licensed System.

Peerless shall ensure and shall require its OEM Customers to ensure that the Adobe Software and Font Programs are Enabled only after the End User has agreed to the terms of an applicable End User Agreement containing the minimum terms set forth in Attachment 1 to EXHIBIT B of the Agreement. Peerless shall not permit Non-Roman Font Programs to be distributed for use with a Disabled Licensed System unless with the prior written approval of Adobe. If a Licensed System is not Enabled, then it shall be Disabled. All Access Mechanisms must be approved by Adobe in writing prior to any use or distribution by an OEM Customer. Peerless shall ensure and shall require its OEM Customers to ensure that the Access Mechanism is engineered to permit the use of a single copy of the Adobe Software and Font Programs solely in accordance with the rights permitted to be sublicensed to End Users of such Licensed System under the applicable Licensed System Appendix and this Agreement. Peerless acknowledges that an Access Mechanism may not enable use of a single copy of the Adobe Software and Font Programs for multiple concurrent ripping purposes or to drive multiple concurrent output devices unless the End User is permitted such use under the terms of the applicable End User Agreement and is obligated to pay for such additional usage in accordance with the applicable Licensed System Appendix and this Agreement. Royalties for Disabled Licensed Systems are earned on the date of shipment or installation of the Access Mechanism or when the Licensed System is Enabled, whichever occurs sooner. A failure by Peerless to comply with the above requirements shall constitute a material breach by Peerless of the Agreement.”

          2. All other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, each of Adobe and Peerless has executed this Amendment No. 19 to the PostScript Software Development License and Sublicense Agreement by its duly authorized officer.

Adobe:		Peerless:

ADOBE SYSTEMS INCORPORATED		PEERLESS SYSTEMS CORPORATION

By	/s/ Jim Stephens	By	/s/ William Neil

Print		Print
Name	Jim Stephens	Name	William Neil

Title	SVP Worldwide Sales and Field Operations	Title	VP Finance, CFO

Date	4/26/04	Date	6 April, 2004